UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ADSOUTH PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                                           68-0448219
--------------------------------                       -----------------------
(State or other jurisdiction of                           (I.R.S.  Employer
incorporation  or  organization)                       Identification  Number)


                             ADSOUTH PARTNERS, INC.
                        2600 MICHELSON DRIVE, 17TH FLOOR
                           IRVINE, CALIFORNIA   92612
               (Address of Principal Executive Offices) (Zip Code)

                        MANAGEMENT CONSULTING AGREEMENT
                            (Full title of the plan)


                                 With a copy to:
                                CHQ INCORPORATED
                        1555 E. FLAMINGO ROAD, STE. 1555
                             LAS VEGAS, NEVADA 89170
                     (Name and address of agent for service)
                                 (800) 634-1441
          (Telephone number, including area code, of agent for service)


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
                            CALCULATION OF REGISTRATION FEE

                                         Proposed           Proposed
                                         maximum            maximum
                                         offering           aggregate      Amount of
 Title of securities  Amount to be       price              offering       registration
  to be registered .  registered (1)     per share (2)      price (2)      fee
--------------------   ----------------  ---------------    -----------    ------------
Common Stock,
 $0.0001 par value .   5,217,000 shares  $         0.18     $   939,060    $     118.98
--------------------   ----------------  ---------------    -----------    ------------

1 The shares of the common stock of Adsouth Partners, Inc., formerly known as Zenith Technology, Inc., a Nevada corporation (the "Company"), that are being registered are five million two hundred seventeen thousand (5,217,000) shares granted to Strategy Partners, LLC, a California limited liability company ("Strategy"), in connection with a Management Consulting Agreement that was entered into between the Company and Strategy.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (as amended), on the basis of $0.18 per share, the average of the bid and asked prices of the Common Stock shares as reported on the Over-The-Counter Electronic Bulletin Board on February 10, 2004.


                                     PART I

                                 Not applicable.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by the Company with the Commission (File No. 0-33135) are incorporated in and made a part of this registration statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently-filed document incorporated herein by reference:

(a) the Company's Audited Financial Statements filed on Form 10-KSB on April 25, 2003 and on Form 10-KSB/A filed on May 9, 2003 for the fiscal year ended December 31, 2002;


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(b)     the  Company's  Quarterly  Reports on Form 10-QSB for the quarters ended
March  31,  2003,  June  30,  2003  and  September  30,  2003;

(c) the Company's Current Reports on Form 8-K filed on June 25, 2003, January 5, 2004, and February 13, 2004;

(d) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2002; and

(e) the description of the common stock, stated value $.0001 per share, of the Company (the "Common Stock") incorporated into the Registration Statement on Form 10-SB12G (as filed on August 30, 2001) under the heading "Description of Securities" on page 17, as amended by Amendment No. 1 to Registration Statement on Form 10-SB12G/A (as filed on September 10, 2001) under the heading "Description of Securities" on page 17, as amended by Amendment No. 2 to Registration Statement on Form 10-SB12G/A (as filed on March 14, 2002) under the heading "Description of Securities" on page 17.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Officers and Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the


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performance  of  duty.  Furthermore,  the personal liability of the Directors is limited  as  provided  in  the  Company's  Articles  of  Incorporation.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

The shares being registered on this registration statement were acquired for services in private transactions not constituting public offerings in reliance on the exemption provided by Section 25102(f) of the California Corporations Code.

ITEM  8.  EXHIBITS.

Exhibit No. Description

5.1 Opinion of Feldhake, August & Roquemore LLP, dated February 11, 2004, as to Legality of Shares Offered.

10.1 Management Consulting Agreement, dated December 22, 2003 between Zenith Technology, Inc. and Strategy Partners, LLC.

23.1 Consent of Feldhake, August & Roquemore LLP, dated February 11, 2004, for inclusion of its legality opinion in this report.


ITEM  9.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 11th day of February, 2004.


        /s/  John  P.  Acunto
By:     ------------------------------------------------------------
        John  P.  Acunto
        Chief Executive Officer and Acting Chief Financial Officer (principal executive officer and principal financial officer)


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